Exhibit 10.2

FORBEARANCE AND THIRD LOAN MODIFICATION AGREEMENT

This Forbearance and Third Loan Modification Agreement (this “Agreement”) is entered into as of June 21, 2010, by and among GAMETECH INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its separate capacity as agent for the Lenders hereinafter defined (the “Agent”).

RECITALS

The Borrower, U.S. Bank National Association, a national banking association (“U.S. Bank”), Bank of the West, a national banking association (“BOW” and, together with U.S. Bank, the “Lenders” and each a “Lender”), and the Agent are parties to a Loan Agreement dated as of August 22, 2008 (as amended by a Loan Modification Agreement dated as of January 28, 2009, a Second Loan Modification Agreement dated as of March 16, 2010, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Borrower executed that certain Promissory Note dated August 22, 2008 in favor of the Agent in the original stated amount of $38,000,000 (as amended, restated, replaced, extended or otherwise modified from time to time, the “Term Note) and that certain Revolving Promissory Note dated August 22, 2008 in favor of the Agent in the original stated amount of $2,000,000 (as amended, restated, replaced, extended or otherwise modified from time to time, the “L/C Note”).

Payment and performance of the Borrower’s Obligations (as defined in the Loan Agreement) are secured by, among other things, the Deed of Trust, the Security Agreement, the IP Security Agreement, the Control Agreement and the Assignments, as each such term is defined in the Loan Agreement.

The Borrower has requested that the Agent, among other things, forbear from taking certain actions available to the Agent on account of certain Events of Default (as defined in the Loan Agreement), and the Agent is willing to grant the Borrower’s requests pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Loan Agreement.  In addition, the following terms have the meanings set forth below:

“Forbearance Fee” has the meaning specified in Section 6.

“Forbearance Period” means the period commencing on the date hereof and ending on the earliest of:

(a)	the occurrence of the Stated Forbearance Termination Date;

(b)	a default of, breach of, or failure to perform any term, covenant or agreement on the part of the Borrower under, this Agreement; or

(c)
the occurrence of an Event of Default (other than the Specified Events of Default), or an event that, with giving of notice or passage of time or both, would constitute an Event of Default (other than the Specified Events of Default).

“Specified Events of Default” means the breach or default of the Borrower under the following provisions of the Loan Agreement for the period or as of the date described below:

Section/Covenant	Date/Period	Required Performance	Actual Performance
Section 5.8 of the Loan Agreement	May 2, 2010	Delivery of quarterly financial statements and compliance certificate within 45 days after the end of each fiscal quarter	Not yet delivered
Section 5.12(a) of the Loan Agreement	May 2, 2010	Cash Flow Leverage Ratio of at least 3.75 to 1.00	13.14 to 1.00
Section 5.12(b) of the Loan Agreement	May 2, 2010	Fixed Charge Coverage Ratio of at least 0.95 to 1.00	0.20 to 1.00
Section 5.12(c) of the Loan Agreement	May 2, 2010	Maintain current assets in excess of current liabilities of at least $2,500,000	($18,249,000)

“Stated Forbearance Termination Date” means September 15, 2010.

2.           Forbearance.  During the Forbearance Period, except as set forth herein, the Agent shall not, on account of any Specified Event of Default, exercise any right or remedy available to it under the Loan Agreement or the other Loan Documents.  The foregoing shall not prohibit the Agent or the Lenders from exercising any such right or remedy after the Forbearance Period (whether on account of the Specified Events of Default or any other default or Event of Default now existing or hereafter arising), and the Borrower acknowledges that after the Forbearance Period, the Agent shall have the immediate right (without limitation) to commence action against the Borrower, enforce payment of the Notes, commence foreclosure proceedings under the Loan Documents, and otherwise enforce its rights and remedies against the Borrower.

3.           Waiver of Reporting Specified Event of Default.  The Borrower acknowledges that, in addition to the other Specified Events of Default, the Borrower has not delivered its quarterly financial statements and compliance certificate for its fiscal quarter ending May 2, 2010 in accordance with Section 5.8 of the Loan Agreement (the “Reporting Specified Event of Default”).  The Agent hereby waives the Reporting Specified Event of Default, provided that the Borrower has delivered such quarterly financial statements and compliance certificate to the Agent on or before the date hereof.  This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

4.           Advances and Disbursements During Forbearance Period.  Sections 1.2 and 6.2(b) of the Loan Agreement provide that the Lenders may suspend or terminate their obligations to make L/C Advances upon the occurrence of an Event of Default upon written notice to the Borrower.  The Borrower acknowledges and agrees that this Agreement constitutes such written notice and the Lenders shall have no further obligations to make L/C Advances to the Borrower.

5.           Amendments to the Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)           Amendments and Additions to the Definitions of the Loan Agreement.  The Definitions contained in the Loan Agreement are amended by amending and restating the following definitions:

“Committed Amount”: Thirty-Eight Million, Seven Hundred and Fifty Thousand Dollars ($38,750,000), consisting of $38,000,000 under the Term Loan and $750,000 under the Line of Credit Loan.

“Obligations”: each and every debt, liability and other obligation of every type and description arising under or in connection with any of the Loan Documents which the Borrower may now or at any time hereafter owe to the Agent, any Lender or any Swap Counterparty, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including but not limited to principal of and interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower under the Loan Documents.

(b)           Amendment to Section 1.1(c) of the Loan Agreement (Line of Credit Commitment).  The second sentence of Section 1.1(c) of the Loan Agreement is hereby amended by deleting the phrase “upon the Agent’s demand” from the end thereof.

(c)           Amendment to Article V of the Loan Agreement (Covenants of Borrower).  The introductory paragraph to Article V of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

So long as any Obligations (other than unasserted contingent indemnity obligations) remain unpaid, the Borrower hereby covenants as set forth in this Article V:

(d)           Amendment to Section 5.4 of the Loan Agreement (Paying Costs of Property and Loan).  The second paragraph to Section 5.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

The Borrower shall also pay (i) all reasonable out-of-pocket expenses paid or incurred by the Agent and its Affiliates, including without limitation filing and recording costs and fees, costs of any environmental review (including the costs of internal review of a third party environmental review), costs of any outside consultants (whether for the account of the Borrower or the Agent), charges and disbursements of outside counsel to the Agent (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Agent in certain matters) and/or the allocated costs of in-house counsel incurred from time to time, in connection with the preparation, negotiation, execution, delivery, syndication, distribution, review, amendment, modification, waiver and administration of the Loan Documents, and (ii) all out-of-pocket expenses paid or incurred by the Agent, any Lender or any Swap Counterparty, including without limitation out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, costs of any outside consultants (whether for the account of the Borrower, the Agent, any Lender or any Swap Counterparty), charges and disbursements of outside counsel to the Agent, any Lender or any Swap Counterparty (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Agent, any Lender or any Swap Counterparty in certain matters) and/or the allocates costs of in-house counsel incurred from time to time, in connection with the collection, protection and enforcement of the Loan Documents.

(e)           Amendment to Section 5.16 of the Loan Agreement (Representations and Warranties).  Section 5.16 of the Loan Agreement is amended and restated in its entirety to read as follows:

5.16           Representations and Warranties.  So long as any Obligations (other than unasserted contingent indemnity obligations) remain unpaid, the Borrower shall ensure that the representations and warranties of Article IV remain true and complete.  Any waiver of the foregoing covenant or breach of such representations or warranties shall only be made pursuant to Section 8.4 hereof.

(f)           Amendment to Section 6.1 of the Loan Agreement (Events of Default).  Subsections (c), (d), (e), (j) and (k) of Section 6.1 are hereby amended and restated in their entirety to read as follows:

(c)           Borrower shall fail to perform or observe any obligation or covenant under Sections 5.12, 5.13 and 5.14 hereof.

(d)           Any representation or warranty made or deemed made by the Borrower or any Guarantor in this Agreement or any of the other Loan Documents, or in any certificate, instrument or statement contemplated by or made or delivered pursuant to or in connection with any Loan Document, shall have been untrue or incorrect in any material respect when made.

(e)           Borrower shall fail to perform or observe any obligation or covenant under this Agreement (other than an obligation or a covenant specifically described elsewhere in this Section 6.1), which continues unremedied for a period of twenty (20) days after the Borrower has or should reasonably have had notice thereof; or the Borrower or any Guarantor shall fail to perform or observe any obligation or covenant under any other Loan Document (other than an obligation or a covenant specifically described elsewhere in this Section 6.1), which continues unremedied beyond any applicable cure period specified in such Loan Document.

(j)           Borrower shall fail to maintain insurance as required by the Loan Documents or shall fail to furnish to Agent proof of payment of all premiums for such insurance.

(k)           A transfer, encumbrance, lien, change of ownership or other action or occurrence prohibited by the Deed of Trust, this Agreement or any other Loan Document.

(g)           Amendment to Section 6.2 of the Loan Agreement (Rights and Remedies).  Subsections (b) and (c) of Section 6.2 of the Loan Agreement are amended and restated in their entirety to read as follows:

(b)           If any Event of Default described in Section 6.1(g) occurs with respect to the Borrower, the obligations of the Lenders to make advances under this Agreement shall automatically terminate and the Obligations shall immediately be due and payable without any election or action on the part of the Agent, any Lender or any Swap Counterparty, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent in immediately available funds an amount equal to all outstanding Obligations.

(c)           If any Event of Default occurs (other than the Event of Default described in Section 6.1(g)), the Agent may terminate or suspend the obligations of the Lenders to make advances under this Agreement and may declare the Obligations to be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

(h)           Amendment to Section 8.9 of the Loan Agreement (Assignments; Participation).  Subsection (a) of Section 8.9 of the Loan Agreement is amended and restated in its entirety to read as follows:

(a)           Permitted Assignments.  Any Lender may at any time assign all or a portion of its respective Commitment Percentage of the Loan to any Person that meets the following conditions (such Person, an “Assignee Lender”), which assignment shall create privity of contract between such Assignee Lender and the Borrower and make such Assignee Lender  a “Lender” for all purposes under the Loan Documents:

(i)           The minimum portion of the total commitment which the assigning Lender may assign to an Assignee Lender shall be Five Million Dollars ($5,000,000).

(ii)           An Assignee Lender shall be (A) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $2,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization, (B) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $2,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (ii), or (C) the central bank of any country that is a member of the OECD.

(iii)           [Reserved.]

(iv)           Such assignment shall be made pursuant to an Assignment and Assumption Agreement or in such other form reasonably acceptable to the Agent.

6.           Continued Payment of Interest; Forbearance Fee.  Effective as of June 15, 2010, and continuing thereafter until the Specified Events of Default are cured or waived to the written satisfaction of the Lenders, all Loans shall bear interest at the Default Rate and payments of such interest shall continued to be paid at the times and in the manner set forth in the Loan Documents.  On the date hereof, the Borrower shall pay to the Agent for the ratable benefit of each Lender in immediately available funds a forbearance fee (the “Forbearance Fee”) in an amount equal to $10,000.  The Forbearance Fee shall be deemed fully earned by the execution and delivery of this Agreement.

7.           Acknowledgments of the Borrower. The Borrower acknowledges and agrees that (a) the Loan Agreement, the Notes and the other Loan Documents are the valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, (b) the Borrower’s obligations under the Loan Agreements, the Notes and the other Loan Documents, including but not limited to the Borrower’s obligation to pay and perform the Obligations, are subject to no defense, offset or counterclaim of any kind, and (c) the Specified Events of Default have occurred and continue to exist, and the Agent and the Lenders are accordingly entitled to, among other things, exercise their rights and remedies available under the Loan Documents.  The Borrower acknowledges that, by entering into this Agreement, the Agent and the Lenders have agreed to forbear from exercising certain rights and remedies on account of the Specified Events of Default, but that nothing in this Agreement shall constitute a waiver of any such Specified Event of Default (other than the Reporting Event of Default on the terms and conditions set forth herein) or of any other breach, default or Event of Default.

8.           Release of Agent and Lenders. The Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured, known or unknown, liquidated, fixed or contingent, or direct or indirect.

9.           Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a)           The Borrower has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement and to perform its obligations under this Agreement, the Loan Agreement as amended by this Agreement, and the other Loan Documents to which the Borrower is a party.  This Agreement, the Loan Agreement as amended by this Agreement, and the other Loan Documents to which the Borrower is a party have been duly and validly executed and delivered to the Agent by the Borrower, and this Agreement, the Loan Agreement as amended by this Agreement, and the other Loan Documents to which the Borrower is a party constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with their terms.

(b)           The execution, delivery and performance by the Borrower of this Agreement, the Loan Agreement as amended by this Agreement, and the other Loan Documents to which the Borrower is a party have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrower’s organizational documents or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, or (iii) result in a breach of, or constitute a default under, any indenture or agreement to which the Borrower is a party or by which the Borrower or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Article IV of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate to (i) the Specified Events of Default or (ii) solely to an earlier date, in which case such representations and warranties were correct on and as of such date.

10.           Conditions Precedent. The forbearance provided in Section 2 above and each of the other provisions of this Agreement shall be effective only if the Agent has received, on or before the date of this Agreement, each of the following, each in form and substance acceptable to the Agent in its sole discretion:

(a)           this Agreement, duly executed by the Borrower;

(b)           an Acknowledgment and Agreement of the Guarantors, duly executed by each Guarantor;

(c)           Amended and Restated Term Notes, duly executed by the Borrower in favor of each Term Lender;

(d)           an Amended and Restated L/C Note, duly executed by the Borrower in favor of U.S. Bank, as L/C Lender;

(e)           payment of the Forbearance Fee in immediately available funds to the Agent; and

(f)           a Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Agreement; (ii) the fact that the certificate of incorporation and bylaws of the Borrower, which were certified and delivered to the Agent pursuant to the most recent certificate of secretary or assistant secretary given by the Borrower to the Lender, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered; and (iii) certifying that the officers and agents of the Borrower who have been certified to the Agent, pursuant to the certificate of secretary or assistant secretary given by the Borrower to the Agent as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Agreement and all other documents, agreements and certificates on behalf of the Borrower.

11.           Continuing Effect.  Except as expressly set forth herein, all terms of the Loan Agreement and the other Loan Documents remain in full force and effect. This Agreement does not constitute (a) a waiver or excuse of any payment required under the Loan Agreement or under any of the other Loan Documents, (b) a waiver of any breach, default or Event of Default (including, without limitation, the Specified Events of Default, other than the Reporting Specified Event of Default under the terms and conditions set forth herein) under the Loan Agreement or the other Loan Documents, or (c) except as expressly set forth in Section 2 above, an agreement to forbear from action on account of any existing or future breach, default or Event of Default.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. No failure or delay on the part of the Agent or the Lenders in exercising any right, power or remedy, whether hereunder or under any other document in its favor, shall operate as a waiver thereof; nor shall any single or partial exercise of such right preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies contained herein and under the other documents in favor of the Agent and the Lenders are cumulative and not exclusive of any remedies provided by law or by any Loan Document.

12.             Costs and Expenses.  The Borrower hereby reaffirms its agreement under Section 5.4 of the Loan Agreement to pay or reimburse the Agent and the Lenders on demand for all costs and expenses (including without limitation the charges and disbursements of outside counsel to the Agent or any Lender, determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Agent or any Lender in certain matters) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof.

13.           Miscellaneous.  This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior oral negotiations or agreements.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.  This Agreement shall be binding upon and shall accrue to the benefit of the parties and their successors and assigns.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement, taken together, shall constitute but one and the same instrument.  Section and paragraph headings contained herein are for reference only.  Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Signature page follows

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

GAMETECH INTERNATIONAL, INC., as Borrower

By: /s/ Marcia Martin
      Name: Marcia R. Martin
      Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Agent

By: /s/ William Umscheid
      Name: William Umscheid
      Title: Vice President

Signature Page to Forbearance and Third Modification Agreement

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

Each of the undersigned, each a guarantor of the obligations of GameTech International, Inc., a Delaware corporation (the “Borrower”), to U.S. Bank National Association, a national banking association (“U.S. Bank”), Bank of the West, a national banking association (together with U.S. Bank, the “Lenders”), and U.S. Bank, in its separate capacity as agent for the Lenders (in such capacity, the “Agent”), as described in the Loan Agreement defined in the foregoing Forbearance and Third Modification Agreement (the “Forbearance Agreement”), hereby (a) acknowledges receipt of the Forbearance Agreement, (b) consents to the terms and execution thereof, (c) reaffirms its obligations pursuant to the terms of that certain Guaranty dated as of August 22, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) by each of the undersigned in favor of the Agent, and (d) acknowledges that the Loan Documents (as defined in the Forbearance Agreement) may be amended, restated, supplemented or otherwise modified from time to time without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty.

GAMETECH ARIZONA CORPORATION

By: /s/ Marcia Martin
      Name: Marcia R. Martin
      Title: Treasurer

GAMETECH CANADA CORPORATION

By: /s/ Marcia Martin
      Name: Marcia R. Martin
      Title: Treasurer

GAMETECH MEXICO S. DE R.L. DE C.V.

By: /s/ Marcia Martin
      Name: Marcia R. Martin
      Title: Treasurer

Signature Page to Acknowledgment and Agreement of Guarantors